Exhibit 99.1

TPG Specialty Lending, Inc. Announces Quarter Ended June 30, 2017 Financial Results; Board Declares Quarterly Base Dividend of $0.39 Per Share for the Third Fiscal Quarter of 2017 and a Quarterly Variable Supplemental Dividend of $0.09 Per Share

NEW YORK—(BUSINESS WIRE)—August 2, 2017— TPG Specialty Lending, Inc. (NYSE: TSLX, or the “Company”) today reported net investment income of $33.9 million, or $0.57 per share, for the quarter ended June 30, 2017. Net asset value per share was $16.15 at June 30, 2017 as compared to $16.04 at March 31, 2017. The Company’s Board of Directors previously declared a first quarter variable supplemental dividend of $0.04 per share and a second quarter base dividend of $0.39 per share, payable to stockholders of record as of May 31, 2017 and June 15, 2017, respectively, that was paid on June 30, 2017 and July 14, 2017, respectively.

The Company announced that its Board of Directors has declared a third quarter base dividend of $0.39 per share for stockholders of record as of September 15, 2017, payable on October 13, 2017. The Company’s Board of Directors also declared a second quarter variable supplemental dividend of $0.09 per share for stockholders of record as of August 31, 2017, payable on September 29, 2017.

The Company’s Board of Directors approved an extension of the Company’s stock repurchase plan (“Company 10b5-1 Plan”) to acquire up to $50 million in the aggregate of TSLX’s common stock at prices below TSLX’s net asset value per share, in accordance with the guidelines specified in Rule 10b-18 and Rule 10b5-1 of the Securities Exchange Act of 1934. Unless extended or terminated by its Board of Directors, the Company expects that the stock repurchase plan will be in effect through the earlier of February 28, 2018, or such time as the current approved repurchase amount of up to $50 million has been fully utilized, subject to certain conditions.

FINANCIAL HIGHLIGHTS:

(amounts in millions, except per share amounts)

		Three Months Ended
		(unaudited)
	June 30, 2017	March 31, 2017	June 30, 2016

Investments at Fair Value	$1,554.5	$1,580.3	$1,611.0
Total Assets	$1,589.1	$1,606.9	$1,628.8
Net Asset Value Per Share	$16.15	$16.04	$15.55

Investment Income	$58.8	$50.9	$46.0
Net Investment Income	$33.9	$28.5	$25.5
Net Income	$31.8	$28.3	$49.6

Net Investment Income Per Share	$0.57	$0.48	$0.43
Net Realized and Unrealized Gains (and Losses) Per Share	($0.04)	($0.01)	$0.41
Net Income Per Share	$0.53	$0.47	$0.84

Weighted Average Yield of Debt and Income Producing Securities at Fair Value	10.7%	10.3%	10.6%
Weighted Average Yield of Debt and Income Producing Securities at Amortized Cost	10.8%	10.4%	10.5%

Percentage of Debt Investment Commitments at Floating Rates (1)	100%	100%	96%

(1)	Includes one or more fixed rate investments for which the Company entered into an interest rate swap agreement to swap to a floating rate.

Conference Call and Webcast

Conference Call Information:

The conference call will be broadcast live at 8:30 a.m. Eastern Time on August 3, 2017. Please visit TSLX’s webcast link located on the Events  & Presentation page of the Investor Resources section of TSLX’s website http://www.tpgspecialtylending.com for a slide presentation that complements the Earnings Conference Call . Please visit the website to test your connection before the webcast.

Participants are also invited to access the conference call by dialing one of the following numbers:

Domestic: (877) 359-9508

International: +1 (253) 237-1122

Conference ID: 30419741

All callers will need to enter the Conference ID followed by the # sign and reference “TPG Specialty Lending” once connected with the operator. All callers are asked to dial in 10-15 minutes prior to the call so that name and company information can be collected.

Replay Information:

An archived replay will be available from approximately 12:00 p.m. Eastern Time on August 3 through August 10 via a webcast link located on the Investor Resources section of TSLX’s website, and via the dial-in numbers listed below:

Domestic: (855) 859-2056

International: +1 (404) 537-3406

Conference ID: 30419741

Portfolio and Investment Activity

For the three months ended June 30, 2017, gross originations totaled $397.7 million. This compares to $285.9 million for the three months ended March 31, 2017 and $199.7 million for the three months ended June 30, 2016.

For the three months ended June 30, 2017, the Company made new investment commitments of $267.7 million in five new portfolio companies and five existing portfolio companies. For this period, the Company had $270.7 million aggregate principal amount in exits and repayments.

For the three months ended June 30, 2016, the Company made new investment commitments of $184.7 million in three new portfolio companies and three existing portfolio companies. For this period, the Company had $114.7 million aggregate principal amount in exits and repayments.

As of June 30, 2017 and March 31, 2017, the Company had investments in 46 and 48 portfolio companies, respectively, with an aggregate fair value of $1,554.5 million and $1,580.3 million, respectively.

As of June 30, 2017, our portfolio based on fair value consisted of 93.2% first-lien debt investments, 3.9% second-lien debt investments, and 2.9% equity and other investments. As of March 31, 2017, the portfolio based on fair value consisted of 98.5% first-lien debt investments, 0.2% second-lien debt investments, and 1.3% equity and other investments.

As of June 30, 2017, 100.0% of debt investments based on fair value in the portfolio bore interest at floating rates (when including investment specific hedges), with 92.4% of these subject to interest rate floors. The Company’s credit facilities also bear interest at floating rates. In connection with the Company’s Convertible Senior Notes, which bear interest at fixed rates, the Company entered into fixed-to-floating interest rate swaps in order to continue to align the interest rates of its liabilities with its investment portfolio.

As of June 30, 2017 and March 31, 2017, the weighted average total yield of debt and income-producing securities at fair value (which includes interest income and amortization of fees and discounts) was 10.7% and 10.3%, respectively, and the weighted average total yield of debt and income-producing securities at amortized cost (which includes interest income and amortization of fees and discounts) was 10.8% and 10.4%, respectively.

As of June 30, 2017, 100% of the portfolio at fair value was meeting all payment and covenant requirements.

Results of Operations for the Three Months Ended June 30, 2017 compared to the Three Months Ended June 30, 2016

Investment Income

For the three months ended June 30, 2017 and 2016, investment income totaled $58.8 million and $46.0 million, respectively. The increase in investment income was primarily driven by an increase in LIBOR, higher prepayment fees and accelerated amortization of upfront fees from unscheduled paydowns, and higher commitment and amendment fees.

Expenses

Net expenses totaled $24.0 million and $20.0 million for the three months ended June 30, 2017 and 2016, respectively. The increase in net expenses was primarily due to an increase in the average interest rate on the debt outstanding following the issuance of the 2022 Convertible Senior Notes and an increase in LIBOR, as well as higher incentive fees.

Liquidity and Capital Resources

As of June 30, 2017, the Company had $13.5 million in cash and cash equivalents, total principal value of debt outstanding of $587.4 million, and $587.6 million of undrawn capacity on its revolving credit facility, subject to borrowing base and other limitations. The Company’s weighted average interest rate on debt outstanding was 4.1% and 2.6% for the three months ended June 30, 2017 and June 30, 2016, respectively.

The Company is rated BBB- with stable outlook by both Fitch Ratings and Standard and Poor’s.

Financial Statements and Tables

TPG Specialty Lending, Inc.

Consolidated Balance Sheets

(Amounts in thousands, except share and per share amounts)

(Unaudited)

	June 30,	December 31,
	2017	2016
Assets
Investments at fair value
Non-controlled, non-affiliated investments (amortized cost of $1,388,172 and $1,567,673, respectively)	$1,419,436	$1,591,544
Controlled, affiliated investments (amortized cost of $155,873 and $100,014, respectively)	135,015	65,859
Total investments at fair value (amortized cost of $1,544,045 and $1,667,687, respectively)	1,554,451	1,657,403
Cash and cash equivalents (restricted cash of $1,633 and $1,088, respectively)	13,466	5,954
Interest receivable	8,188	9,678
Receivable for interest rate swaps	2,356	69
Prepaid expenses and other assets	10,667	2,428
Total Assets	$1,589,128	$1,675,532
Liabilities
Debt (net of deferred financing costs of $13,297 and $11,019, respectively)	$572,158	$680,709
Management fees payable to affiliate	5,977	6,269
Incentive fees payable to affiliate	7,198	5,889
Dividends payable	23,380	23,289
Other payables to affiliate	2,356	1,555
Other liabilities	9,960	5,609
Total Liabilities	621,029	723,320
Commitments and contingencies
Net Assets
Preferred stock, $0.01 par value; 100,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.01 par value; 400,000,000 shares authorized, 60,049,754 and 59,805,285 shares issued, respectively; and 59,960,674 and 59,716,205 shares outstanding, respectively	600	598
Additional paid-in capital	903,006	898,868
Treasury stock at cost; 89,080 and 89,080 shares held, respectively	(1,359)	(1,359)
Undistributed net investment income	56,772	50,142
Net unrealized gains	15,744	1,422
Undistributed net realized gains (losses)	(6,664)	2,541
Total Net Assets	968,099	952,212
Total Liabilities and Net Assets	$1,589,128	$1,675,532
Net Asset Value Per Share	$16.15	$15.95

TPG Specialty Lending, Inc.

Consolidated Statements of Operations

(Amounts in thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2017	June 30, 2016	June 30, 2017	June 30, 2016
Income
Investment income from non-controlled, non-affiliated investments:
Interest from investments	$54,900	$41,674	$102,670	$80,843
Dividend income	—	474	—	948
Other income	2,353	1,417	4,479	2,141
Total investment income from non-controlled, non-affiliated investments	57,253	43,565	107,149	83,932
Investment income from controlled, affiliated investments:
Interest from investments	1,516	2,418	2,516	4,751
Other income	50	51	102	101
Total investment income from controlled, affiliated investments	1,566	2,469	2,618	4,852
Total Investment Income	58,819	46,034	109,767	88,784
Expenses
Interest	7,655	5,630	14,520	10,927
Management fees	5,977	5,993	12,048	11,742
Incentive fees	7,197	5,392	13,247	10,294
Professional fees	1,771	1,971	3,057	3,893
Directors’ fees	96	96	201	193
Other general and administrative	1,311	1,058	2,613	2,312
Total expenses	24,007	20,140	45,686	39,361
Management and incentive fees waived	—	(99)	—	(196)
Net Expenses	24,007	20,041	45,686	39,165
Net Investment Income Before Income Taxes	34,812	25,993	64,081	49,619
Income taxes, including excise taxes	880	490	1,630	925
Net Investment Income	33,932	25,503	62,451	48,694
Unrealized and Realized Gains (Losses)
Net change in unrealized gains (losses):
Non-controlled, non-affiliated investments	(3,845)	14,801	7,394	14,997
Controlled, affiliated investments	21,046	4,208	13,297	(151)
Translation of assets and liabilities in foreign currencies	(2,864)	4,506	(8,657)	1,803
Interest rate swaps	2,133	325	2,287	1,566
Total net change in unrealized gains	16,470	23,840	14,321	18,215
Realized gains (losses):
Non-controlled, non-affiliated investments	3,272	404	4,595	404
Controlled, affiliated investments	(21,776)	—	(21,776)	—
Foreign currency transactions	(72)	(109)	513	96
Total realized gains (losses)	(18,576)	295	(16,668)	500
Total Unrealized and Realized Gains (Losses)	(2,106)	24,135	(2,347)	18,715
Increase in Net Assets Resulting from Operations	$31,826	$49,638	$60,104	$67,409
Earnings per common share—basic and diluted	$0.53	$0.84	$1.00	$1.17
Weighted average shares of common stock outstanding—basic and diluted	59,912,804	59,348,460	59,855,088	57,575,365

The Company’s investment activity for the three months ended June 30, 2017 and 2016 is presented below (information presented herein is at par value unless otherwise indicated).

	Three Months Ended
($ in millions)	June 30, 2017	June 30, 2016
New investment commitments:
Gross originations	$397.7	$199.7
Less: Syndications/sell downs	130.0	15.0
Total new investment commitments	$267.7	$184.7
Principal amount of investments funded:
First-lien	$233.0	$145.8
Second-lien	—	—
Mezzanine and unsecured	—	—
Equity and other	13.5	—
Total	$246.5	$145.8
Principal amount of investments sold or repaid:
First-lien	$270.3	$52.2
Second-lien	—	62.5
Mezzanine and unsecured	—	—
Equity and other	0.4	—
Total	$270.7	$114.7
Number of new investment commitments in new portfolio companies	5	3
Average new investment commitment amount in new portfolio companies	$43.7	$56.7
Weighted average term for new investment commitments in new portfolio companies (in years)	4.9	3.4
Percentage of new debt investment commitments at floating rates	100.0%	100.0%
Percentage of new debt investment commitments at fixed rates	—	—
Weighted average interest rate of new investment commitments	11.2%	8.4%
Weighted average spread over LIBOR of new floating rate investment commitments	9.9%	7.8%
Weighted average interest rate on investments sold or paid down	9.7%	9.0%

About TPG Specialty Lending, Inc.

TSLX is a specialty finance company focused on lending to middle-market companies. The Company seeks to generate current income primarily in U.S.-domiciled middle-market companies through direct originations of senior secured loans and, to a lesser extent, originations of mezzanine and unsecured loans and investments in corporate bonds and equity securities. The Company has elected to be regulated as a business development company, or a BDC, under the Investment Company Act of 1940 and the rules and regulations promulgated thereunder. TSLX is externally managed by TSL Advisers, LLC, a Securities and Exchange Commission (“SEC”) registered investment adviser. TSLX leverages the deep investment, sector, and operating resources of TPG Sixth Street Partners, the dedicated special situations and credit platform of TPG, with over $19 billion of assets under management as of March 31, 2017 and the broader TPG platform, a global private investment firm with over $73 billion of assets under management as of March 31, 2017. For more information, visit the Company’s website at www.tpgspecialtylending.com.

Forward-Looking Statements

Statements included herein may constitute “forward-looking statements,” which relate to future events or the Company’s future performance or financial condition. These statements are not guarantees of future performance, conditions or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in the Company’s filings with the Securities and Exchange Commission. The Company assumes no obligation to update any such forward-looking statements. TSLX undertakes no duty to update any forward-looking statements made herein.

Source: TPG Specialty Lending, Inc.

Investors:

Lucy Lu

212-601-4753

IRTSL@tpg.com

Media:

Luke Barrett, 212-601-4752

lbarrett@tpg.com

Press:

Owen Blicksilver PR, Inc.

Jennifer Hurson, 845-507-0571

jennifer@blicksilverpr.com